For period ending January 31, 2009			Exhibit 77.Q.1
File number 8118764

SubAdvisory Agreement
Agreement made as of October 29, 2008 between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and Metropolitan West Capital Management, LLC (SubAdviser), a California limited liability company (the Agreement).

Recitals

(1) UBS Global AM has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement), with UBS PACE Select Advisors
Trust (Trust), an openend management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Small/Medium Co Value Equity Investments (Portfolio).

(2) UBS Global AM desires to retain the SubAdviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

(3) The SubAdviser is willing to furnish such services;

Now, therefore, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the SubAdviser agree as follows:

1. Appointment. UBS Global AM hereby appoints the SubAdviser as an investment subadviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The SubAdviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as SubAdviser.

(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the SubAdviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The SubAdviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The SubAdviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The SubAdviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The SubAdviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).

(b) The SubAdviser agrees that it will not consult with any other subadviser (Other SubAdviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other SubAdviser, or an affiliate of the Other SubAdviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other SubAdviser, or its affiliate, is the principal underwriter.

(c) The SubAdviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The SubAdviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The SubAdviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent
12 month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d) The SubAdviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the SubAdviser may, in its discretion, use brokers that provide the SubAdviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the SubAdviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the SubAdvisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the SubAdviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the SubAdviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The SubAdviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the SubAdviser or its affiliates.

Whenever the SubAdviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the SubAdviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment. Subject to the SubAdvisers obligations to seek best execution, UBS Global AM agrees that the SubAdviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any brokerdealer deemed to be an affiliate of the SubAdviser (the Affiliated BrokerDealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part
II of the SubAdvisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated BrokerDealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust.

UBS Global AM further authorizes the SubAdviser and its Affiliated BrokerDealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated BrokerDealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the SubAdviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the SubAdviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated BrokerDealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.

(e) The SubAdviser will maintain all books and records required to be maintained pursuant to Rule 31a1(b)(2)(ii), (3), (5), (6), (7), (9)
and (10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the SubAdviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM reasonably may request. In compliance with the requirements of Rule 31a3 under the 1940 Act, the SubAdviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.

(f) At such times as shall be reasonably requested by the Board or UBS Global AM, the SubAdviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the SubAdviser normally makes available to its institutional or other customers.

(g) In accordance with procedures adopted by the Board, as amended from time to time, the SubAdviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the SubAdviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

3. Further Duties. In all matters relating to the performance of this Agreement, the SubAdviser will seek to act in conformity with the Trusts Trust Instrument, ByLaws and Registration Statement and with the written instructions and written directions of the Board and UBS Global AM; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the SubAdviser copies of the Trusts Trust Instrument, ByLaws, Registration Statement, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the SubAdviser in writing any brokerdealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc.).

4. Expenses. During the term of this Agreement, the SubAdviser will bear all expenses incurred by it in connection with its services under this Agreement. The SubAdviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

5. Compensation.

(a) For the services provided and the expenses assumed by the SubAdviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the SubAdviser a fee, computed daily and payable monthly, at an annual rate of 0.40% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the SubAdviser with a schedule showing the manner in which the fee was computed. If the SubAdviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the SubAdvisers Segment.

(b) The fee shall be accrued daily and payable monthly to the SubAdviser on or before the last business day of the next succeeding calendar month.

(c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. Limitation of LIABILITY.

(a) The SubAdviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) In no event will the SubAdviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the SubAdviser or for the acts or omissions of any Other SubAdviser to the Trust or Portfolio.

In particular, in the event the SubAdviser shall manage only a Segment of the Portfolio, the SubAdviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the SubAdviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7. Representations of SubAdviser. The SubAdviser represents, warrants and agrees as follows:

(a) The SubAdviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the SubAdviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b) The SubAdviser has adopted a written code of ethics complying with the requirements of Rule 17j1 under the 1940 Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the SubAdviser shall certify to UBS Global AM that the SubAdviser has complied with the requirements of Rule 17j1 during the previous year and that there has been no material Violation of the SubAdvisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the SubAdviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made by the SubAdviser pursuant to Rule 17j1 and all other records relevant to the SubAdvisers code of ethics.

(c) The SubAdviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

(d) The SubAdviser will notify UBS Global AM of any change of control of the SubAdviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the SubAdviser, in each case prior to or promptly after such change.

(e) UBS Global AM and the SubAdviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.

8. Services Not Exclusive. The services furnished by the SubAdviser hereunder are not to be deemed exclusive, and except as the SubAdviser may otherwise agree in writing, the SubAdviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the SubAdviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9. Duration and Termination.

(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the SubAdviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM: (i) upon 120 days written notice to the SubAdviser; (ii) upon material breach by the SubAdviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the SubAdviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the SubAdviser or other circumstances that could adversely affect the Portfolio. The SubAdviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM.

This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

10. Amendment of This Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

13. Notices. Any notice herein required is to be in writing and is deemed to have been given to the SubAdviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc., 51 West 52nd Street, New York, NY 10019. All notices provided to the SubAdviser will be sent to the attention of: Mr. Gary
W. Lisenbee, President, Metropolitan West Capital Management, LLC, 610 Newport Center Drive, Suite 1000, Newport Beach, CA 92660 (fax: 9497189122).

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        			UBS Global Asset Management
                                        			(Americas) Inc.
                                        			51 West 52nd Street
Attest:                                 			New York, NY 10019


By:/s/Eric Sanders				By:/s/Caren Cunningham
Name: Eric Sanders			Name: Caren Cunningham
Title: Director and Associate 		Title: Executive Director and Senior
General Counsel 			Associate General Counsel

                                        			Metropolitan West Capital
                                        			Management, LLC
                                        			610 Newport Center Drive Suite 1000
Attest:                                 			Newport Beach, CA 92660


By:/s/Nancy Scarlett	 		By:/s/Gary Lisenbee
Name: Nancy Scarlett			Name: Gary Lisenbee
Title: Managing Director 		Title: President


For period ending January 31, 2009			Exhibit 77.Q.1
File number 8118764
SubAdvisory Agreement


Agreement dated as of February 2, 2009, between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and Palisade Capital Management LLC, a New Jersey limited liability company (SubAdviser)
(the Agreement).

Recitals

(1)	UBS Global AM has entered into a Management Agreement dated as of
August 1, 2008 (Management Agreement) with UBS PACE Select Advisors Trust (Trust), an openend management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE Small/Medium Co Growth Equity Investments (Portfolio);

(2)	UBS Global AM desires to retain the SubAdviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

(3)	The SubAdviser is willing to furnish such services;

Now, therefore, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.	Appointment.  UBS Global AM hereby appoints the SubAdviser as an investment SubAdviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The SubAdviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.	Duties as SubAdviser.

(a)	Subject to the supervision and direction of the Trusts Board of Trustees
(the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM, the SubAdviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The SubAdviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The SubAdviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The SubAdviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The SubAdviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement). The SubAdviser, on each business day, shall provide UBS Global AM and the Trusts custodian such information as UBS Global Americas and the Trusts custodian may reasonably request relating to all transactions concerning the Portfolio or Segment.


(b)	The SubAdviser agrees that it will not consult with any other
SubAdviser (Other SubAdviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other SubAdviser, or an affiliate of the Other SubAdviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other SubAdviser, or its affiliate, is the principal underwriter.

(c)	Unless otherwise instructed by UBS Global AM or the Trust, the
SubAdviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The SubAdviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act) (Proxy Voting Policy), and that shall be acceptable to the Board. The SubAdviser shall also provide its Proxy Voting Policy, and if requested by UBS Global AM, a summary of such Proxy Voting Policy for inclusion in the Trusts registration statement, and will provide UBS Global
AM with any material amendment to the Proxy Voting Policy within a reasonable time after such amendment has taken effect. The SubAdviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12 month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d)	The SubAdviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the SubAdviser may, in its discretion, use brokers who provide the SubAdviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the SubAdviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the SubAdvisers determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the SubAdviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the SubAdviser, the Trusts principal underwriter, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The SubAdviser may aggregate sales and purchase orders of the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the SubAdviser or its affiliates. Whenever the SubAdviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the SubAdviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

Subject to the SubAdvisers obligations to seek best execution, UBS Global AM agrees that the SubAdviser, in its sole discretion, may place transactions on behalf of the Portfolio and the Trust or with any brokerdealer deemed to be an affiliate of the SubAdviser (the Affiliated BrokerDealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the SubAdvisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934, and in compliance with Rules 17e1 or 10f3 under the 1940 Act or other applicable rules and the Trusts policies and procedures thereunder. In all such dealings, the Affiliated BrokerDealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust.

UBS Global AM further authorizes the SubAdviser and its Affiliated BrokerDealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated BrokerDealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the SubAdviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the SubAdviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated BrokerDealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. SubAdviser shall effect such Cross Transactions in compliance with Rule 206(3)2 under the Advisers Act and any other applicable provisions of the federal securities laws and shall provide UBS Global Americas with periodic reports describing such agency cross transactions.

(e)	The SubAdviser shall maintain separate detailed records of all matters pertaining to the Portfolio or Segment, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a1 and Rule 31a2 promulgated under the 1940 Act that are prepared or maintained by the SubAdviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The SubAdviser further agrees to preserve for the periods prescribed in Rule 31a2 under the 1940 Act the records required to be maintained under Rule 31a1 under the 1940 Act.

(f)	At such times as shall be reasonably requested by the Board or UBS Global
AM, the SubAdviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the SubAdviser normally makes available to its institutional or other customers.

(g)	In accordance with procedures adopted by the Board, as amended from time to time, the SubAdviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price(s) from one or more parties independent of the SubAdviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

The SubAdviser also will provide such information or perform such additional acts as are customarily performed by a subadviser and may be required for the Trust or UBS Global Americas to comply with their respective obligations under applicable federal securities laws, including,without limitation, the 1940 Act, Investment Advisers Act of 1940, as amended (Advisers Act), the 1934 Act, the Securities Act of 1933, as amended (the Securities Act), and any rule or regulation thereunder.

3.	Further Duties.  In all matters relating to the performance of this
Agreement, the SubAdviser will act in conformity with the Trusts Trust Instrument, ByLaws and Registration Statement, the Trusts policies and procedures for compliance by the Trust with the Federal Securities Laws
(as that term is defined in Rule 38a1 under the 1940 Act) provided to the SubAdviser (together, the Trust Compliance Procedures) and with the written instructions and written directions of the Board and UBS Global AM; and will comply with the applicable requirements of the 1940 Act, the Advisers Act, and the rules under each, the Code, and all other applicable federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the SubAdviser copies of the Trusts Trust Instrument, ByLaws, Registration Statement, Trusts Compliance Procedures, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; provided, however, that the SubAdvisers duty under this Agreement to act in conformity with any document, instruction or guideline produced by the Trust or UBS Global AM shall not arise until it has been delivered to the SubAdviser. Any changes to the objectives, policies and restrictions will make due allowance for the time within which the SubAdviser shall have to come into compliance. UBS Global AM further agrees to identify to the SubAdviser in writing any brokerdealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global Asset Management (US) Inc.).

In order to assist the Trust and the Trusts Chief Compliance Officer
(the Trust CCO) to satisfy the requirements contained in Rule 38a1 under the 1940 Act, the SubAdviser shall provide to the Trust CCO: (i) direct access to the SubAdvisers chief compliance officer (the SubAdviser CCO), as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the SubAdviser has complied with the Trust Compliance Procedures in managing the Portfolio or Segment; and (iii) quarterly certifications that there were no Material Compliance Matters (as that term is defined by Rule 38a1(e)(2)) that arose under the Trust Compliance Procedures that related to the SubAdvisers management of the Portfolio or Segment.

The SubAdviser shall promptly provide the Trust CCO with copies of:
(i) the SubAdvisers policies and procedures for compliance by the SubAdviser with the Federal Securities Laws (together, the SubAdviser Compliance Procedures), and (ii) any material changes to the SubAdviser Compliance Procedures. The SubAdviser shall cooperate fully with the Trust CCO so as to facilitate the Trust CCOs performance of the Trust CCOs responsibilities under Rule 38a1 to review, evaluate and report to the Trusts Board on the operation of the SubAdviser Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter arising under the SubAdviser Compliance Procedures involving the Portfolio or Segment.
The SubAdviser shall provide to the Trust CCO: (i) quarterly reports confirming the SubAdvisers compliance with the SubAdviser Compliance Procedures in managing the Portfolio or Segment, and (ii) certifications that there were no Material Compliance Matters involving the SubAdviser that arose under the SubAdviser Compliance Procedures that affected the Portfolio or Segment. At least annually, the SubAdviser shall provide a certification to the Trust CCO to the effect that the SubAdviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the SubAdviser with the Federal Securities Laws.

The SubAdviser will provide UBS Global AM with information (including information that is required to be disclosed in the Trusts registration statement) with respect to the portfolio managers responsible for the Portfolio or Segment and any changes in the portfolio managers responsible for the Portfolio or Segment.

The SubAdviser will promptly notify UBS Global AM of any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry.

The SubAdviser will cooperate promptly and fully with UBS Global AM and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Portfolio or UBS Global AM brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the SEC).

4.	Expenses.  During the term of this Agreement, the SubAdviser will bear all expenses incurred by it in connection with its services under this Agreement. The SubAdviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM.

Upon request by UBS Global AM, SubAdviser agrees to reimburse UBS Global Americas or the Trust for costs associated with generating and distributing any supplement or amendment to the Prospectuses or SAIs for any Fund (Supplement) when the SubAdviser is given a copy of a draft of such Supplement and fails to promptly disclose to the Adviser facts then known to the SubAdviser or its personnel that would require disclosure (or amendments to disclosure) in the Funds Prospectuses or SAIs in time for such disclosure or amendments to disclosure to be included in such Supplement. The SubAdviser shall bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control of the SubAdviser.

5.	Compensation.

(a)	For the services provided and the expenses assumed by the SubAdviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the SubAdviser a fee, computed daily and payable monthly, at an annual rate of 0.45% of the average daily net assets of the Portfolio or Segment that the SubAdviser manages up to $100 million and 0.40% of the average daily net assets of the Portfolio or Segment that the SubAdviser manages in excess of $100 million (computed in the manner specified in the Management Agreement) and will provide the SubAdviser with a schedule showing the manner in which the fee was computed. If the SubAdviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the SubAdvisers Segment.

(b)	The fee shall be computed daily and payable monthly to the SubAdviser on or before the last business day of the next succeeding calendar month.

(c)	For those periods in which UBS Global AM has agreed to waive all or a portion of its management fee, UBS Global AM may ask the SubAdviser to waive the same proportion of its fees, but the SubAdviser is under no obligation to do so.

(d)	If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

6.	Limitation of Liability.

(a)	The SubAdviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b)	In no event will the SubAdviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the SubAdviser or for the acts or omissions of any Other SubAdviser to the Trust or Portfolio.

In particular, in the event the SubAdviser shall manage only a Segment of the Portfolio, the SubAdviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the SubAdviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or separate regulated investment company under the Code, unless such violation was due to the SubAdvisers failure to comply with written guidelines adopted by the Board or UBS Global AM and provided to the SubAdviser.

7.	Representations of SubAdviser.  The SubAdviser represents, warrants and agrees as follows:

(a)	The SubAdviser (i) is registered as an investment adviser under the
Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the SubAdviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The SubAdviser has adopted a written code of ethics complying with the requirements of Rule 17j1 under the 1940 Act and Rule 204A1 under the Advisers Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the SubAdviser shall certify to UBS Global AM that the SubAdviser has complied with the requirements of Rule
17j1 during the previous year and that there has been no material violation of the SubAdvisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the SubAdviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made to the SubAdviser by Rule 17j1(c)(1) and all other records relevant to the SubAdvisers code of ethics.

(c)	The SubAdviser has provided UBS Global AM with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission (SEC) and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

(d)	The SubAdviser will notify UBS Global AM of any change of control of the
SubAdviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the SubAdviser, in each case prior to or promptly after such change.

(e)	The SubAdviser agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global AM.

(f)	The SubAdviser hereby represents that it has implemented policies and procedures that will prevent the disclosure by it, its employees or its agents of the Trusts portfolio holdings to any person or entity other than the UBS Global Americas, the Trusts custodian, or other persons expressly designated by UBS Global Americas.


8.	Services Not Exclusive.  The SubAdviser may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the SubAdviser to or with the Trust, Portfolio or UBS Global AM or deemed to violate or give rise to any duty or obligation of the SubAdviser to the Trust, Portfolio or UBS Global AM except as otherwise imposed by law or by this Agreement.

9.	Duration and Termination.

(a)	This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b)	Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c)	Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the SubAdviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM: (i) upon 120 days written notice to the SubAdviser; (ii) immediately upon material breach by the SubAdviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the SubAdviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the SubAdviser or other circumstances that could adversely affect the Portfolio. The SubAdviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement.

10.	Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11.	Governing Law.  This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.	Confidentiality.  The SubAdviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio and its prior, present or potential shareholders. The SubAdviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not disclosed except after prior notification to and approval in writing by the Portfolio or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities. Such information may also be disclosed to the Board, counsel or third party service providers in the ordinary course of business.

13.	Use of Name.

(a) It is understood that the names UBS and PACE or any derivative thereof or logo associated with that name is the valuable property of UBS Global AM and/or its affiliates, and that SubAdviser has the right to use such name (or derivative or logo) only with the approval of the UBS Global AM and only so long as the UBS Global AM is Manager to the Trust and/or the Fund.

(b) It is understood that the name Palisade Capital Management LLC or any derivative thereof or logo associated with those names, are the valuable property of the SubAdviser and its affiliates and that the Trust and/or the Fund have the right to use such names (or derivative or logo) in marketing materials of the Trust with the approval of the SubAdviser and for so long as the SubAdviser is a SubAdviser to the Fund. Upon termination of this Agreement, the Company shall forthwith cease to use such names (or derivatives or logo).


14.	Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

15.	Notices.  Any notice herein required is to be in writing and is deemed to have been given to the SubAdviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of the General Counsel. All notices provided to the SubAdviser will be sent to the attention of Palisade Capital Management, L.L.C., Attention: Brad Goldman, General Counsel, One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024; Fax: (201) 5857552; Email: bgoldman@palcap.com.


In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


     UBS Global Asset Management (Americas) Inc.
     51 West 52nd Street
     New York, NY 10019

      Attest:

      By:	/s/Eric Sanders
      Name: Eric Sanders
      Title:  Director & Associate General Counsel

      By:	/s/Caren Cunningham
      Name: Caren Cunningham
      Title:  Executive Director & Senior Associate
      General Counsel



     Palisade Capital Management  LLC

      Attest:

      By:	/s/Bradley Goldman
	Name: Bradley Goldman
	Title:  General Counsel

      By:	/s/Jeffrey D. Serkes
	Name: Jeffrey D. Serkes
	Title:  	Chief Operating Officer




DC  406537.1